UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2013
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)

001-34960 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Signature

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of General Motors Company (“GM”) was held on June 6, 2013. The final votes on the matters submitted to the stockholders were as follows:

Item No. 1-Nomination and Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel F. Akerson	1,104,584,893	18,288,398	4,632,873	74,693,614
David Bonderman	843,297,819	281,639,007	2,569,338	74,693,614
Erroll B. Davis, Jr.	1,124,074,895	981,108	2,450,161	74,693,614
Stephen J. Girsky	1,122,305,827	2,773,902	2,426,435	74,693,614
E. Neville Isdell	1,124,297,044	756,460	2,452,660	74,693,614
Robert D. Krebs	1,124,305,228	755,917	2,445,019	74,693,614
Kathryn V. Marinello	1,124,249,013	833,142	2,424,009	74,693,614
Michael G. Mullen	1,123,671,142	1,389,506	2,445,516	74,693,614
James J. Mulva	1,123,734,310	1,326,303	2,445,551	74,693,614
Patricia F. Russo	1,059,039,963	66,040,408	2,425,793	74,693,614
Thomas M. Schoewe	1,124,290,122	738,070	2,477,972	74,693,614
Theodore M. Solso	1,124,319,575	743,030	2,443,559	74,693,614
Carol M. Stephenson	1,120,272,707	4,798,157	2,435,300	74,693,614
Cynthia A. Telles	1,107,645,688	17,398,733	2,461,743	74,693,614
Dean Fitzpatrick	402	1,127,505,762	—	74,693,212
John Lauve	402	1,127,505,762	—	74,693,212

Item No. 2-Ratification of the Selection of Deloitte & Touche LLP as GM's Independent Registered Public Accounting Firm for the Year 2013

For	Against	Abstain	Broker Non-Votes
1,183,927,103	14,151,287	4,121,388	—

Item No. 3-Advisory Vote to Approve Compensation Paid to GM's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,106,815,847	14,580,553	6,109,764	74,693,614

Item No. 4-Stockholder Vote Regarding Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
401,269,550	711,041,346	15,195,268	74,693,614

Item No. 5-Stockholder Proposal Regarding Executive Stock Retention

For	Against	Abstain	Broker Non-Votes
216,486,643	900,136,565	10,882,956	74,693,614

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: June 11, 2013	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer